UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging Growth Company ◻
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2020, TransAct Technologies Incorporated (the “Company”) entered into Amendment No. 3 to Lease Agreement (“Lease Amendment”) with Bomax Properties, LLC to amend the Agreement Regarding the Continuation and Renewal of the Lease of Premises, dated July 18, 2001, as amended (the “Lease”), related to the Company’s facility in Ithaca, New York (the “Premises”).  The Lease, which was last amended on January 14, 2016, was scheduled to expire on May 31, 2021.  The Lease Amendment provides for an extension of the Lease for four additional years from June 1, 2021 to May 31, 2025.  The Company also has an option to extend the Lease for an additional four-year term through May 31, 2029 at any time prior to May 31, 2024.  Under the Lease, as amended by the Lease Amendment, the monthly base rent for the Premises is as follows:

Period	Rent per Square Foot	Monthly Payment
June 1, 2019 – May 31, 2020	$7.50	$46,179.38
June 1, 2020 – May 31, 2021	$7.75	$47,718.69
June 1, 2021 – May 31, 2025	$6.00	$36,943.50

The foregoing summary of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Amendment No. 3 to Lease Agreement between Bomax Properties, LLC and TransAct Technologies Incorporated dated as of February 28, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ David B. Peters
David B. Peters
Vice President & Chief Accounting Officer

Date: March 4, 2020